As filed with the Securities and Exchange Commission on June 18, 2015
Registration No. 333-185082
___________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________________________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
Registration Statement
Under
the Securities Act of 1933

_____________________________________________________________________________________________________________
 ENERGIZER HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Missouri (State or other jurisdiction of incorporation)	1-15401 (Commission File Number)	43-1863181 (IRS Employer Identification Number)
533 Maryville University Drive St. Louis, Missouri 63141 (Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000

ENERGIZER HOLDINGS, INC. 2000 SAVINGS INVESTMENT PLAN
ENERGIZER HOLDINGS, INC. DEFERRED COMPENSATION PLAN
(Full Title of the Plan)
__________________________________________________________________________________________________

Mark S. LaVigne, Esq.
Vice President and General Counsel
ENERGIZER HOLDINGS, INC.
533 Maryville University Drive
St. Louis, Missouri 63141
(Name and address of agent for service)
 (314) 985-2000
(Telephone number, including area code, of agent for service)
__________________________________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

Deregistration of Securities

This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registration Statement on Form S-8 (No. 333-185082) (the “Registration Statement”), filed with the Securities and Exchange Commission on November 21, 2012 by Energizer Holdings, Inc., a Missouri corporation (the “Registrant”). The Registration Statement registered the offer and sale of $50,000,000 of Deferred Compensation Obligations (the “Obligations”) of the Registrant, issuable pursuant to the Registrant’s Energizer Holdings, Inc. Deferred Compensation Plan (the “DCP”), and 4,000,000 shares of common stock of the Registrant, par value $0.01 per share (the “Shares”), issuable pursuant to the Registrant’s Energizer Holdings, Inc. Savings Investment Plan (the “SIP”), and an indeterminate amount of interests to be offered or sold pursuant to the SIP.

This Amendment is being filed to deregister any and all unsold securities registered pursuant to, and to terminate the effectiveness of, the Registration Statement. In December 2014, the Company ceased offering Common Stock pursuant to the SIP, and participants can no longer invest in Common Stock through the SIP. In addition, the DCP has been frozen and no additional Obligations will be issued or incurred thereunder with respect to non-director participants.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Town and Country, State of Missouri on the 18th day of June, 2015.

ENERGIZER HOLDINGS, INC.

By:  /s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Town and Country, State of Missouri on this 18th day of June, 2015.

ENERGIZER HOLDINGS, INC. SAVINGS
INVESTMENT PLAN

By:	/s/ Peter J. Conrad
Name: Peter J. Conrad
Title: Vice President, Human Resources